As filed with the Securities and Exchange Commission on October 16, 2024

Registration No. 333-282311

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 1

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIREO GROWTH INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	82-3835655
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

207 South 9th Street
Minneapolis, Minnesota 55402
(612) 999-1606
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C T Corporation System

28 Liberty Street

New York, NY 10005

(416) 847-6898

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Amber Shimpa	Thomas M. Rose, Esq.
Chief Executive Officer	Nicole A. Edmonds, Esq.
Vireo Growth Inc.	Troutman Pepper Hamilton Sanders LLP
207 South 9th Street	401 9th Street, NW, Suite 1000
Minneapolis, Minnesota 55402	Washington, DC 20004
(612) 999-1606	(202) 274-2950

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 16, 2024

PRELIMINARY PROSPECTUS

$150,000,000

VIREO GROWTH INC.

SUBORDINATE VOTING SHARES

MULTIPLE VOTING SHARES

warrants

units

subscription receipts

Vireo Growth Inc. (“we”, “us”, “our”, “Vireo Growth” or the “Company”) may offer and sell from time to time subordinate voting shares (“Subordinate Voting Shares”), multiple voting shares (“Multiple Voting Shares”), warrants (“Warrants”), units (“Units”), and subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one subordinate voting share and/or other securities of the Company (“Subscription Receipts”) of the Company or any combination thereof (collectively, the “Securities”) up to an aggregate initial offering price of $150,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that this registration statement, including any amendments thereto, remains effective. These securities may be offered and sold from time to time in amounts, at prices and on terms to be determined at the time of offering and set forth in one or more prospectus supplements.

We will provide the specific terms of the securities in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus. You should read this prospectus, the related supplements and any incorporated documents carefully before you invest. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

We may offer these securities directly to investors, through agents, underwriters or dealers, or through a combination of these methods, on a continued or delayed basis. The applicable prospectus supplement will provide the terms of the plan of distribution relating to the series of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Any net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our Subordinate Voting Shares are listed on the Canadian Securities Exchange (the “CSE ”) under the symbol “VREO” and on the OTCQX under the symbol “VREOF.” On October 15, 2024, the closing sale price of our Subordinate Voting Shares as reported on the CSE was C$0.60 and the closing sale price of our Subordinate Voting Shares on the OTCQX was $0.425.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves risks. Before you invest, you should read this prospectus, any prospectus supplement, as well as the risks described in the documents incorporated by reference.

You should consider carefully the risk factors beginning on page 11 of this prospectus before you invest in any of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated            , 2024

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a shelf registration process. Under this shelf registration process, we may sell any of the Securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. The prospectus supplement may also add, update or change information contained in this prospectus or the documents incorporated herein by reference.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

When used in this prospectus, the terms “Vireo Growth,” “we,” “our” and “us” refer to Vireo Growth Inc., together with our wholly owned subsidiaries, unless otherwise specified or the context otherwise requires. References to “Darien Business Development Corp.” or “Darien” refer to the Company prior to completion of the RTO (as hereinafter defined).

Trademarks, service marks and trade names

This prospectus and any document incorporated by reference to this prospectus may contains references to trademarks, trade names and service marks of Vireo Growth. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus and any document incorporated by reference to this prospectus, including logos, artwork and other visual displays may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Vireo Growth will not assert, to the fullest extent under applicable law, its rights thereto.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

•	Reduced disclosure about our executive compensation arrangements;
•	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;
•	Our election under Section 107(b) of the JOBS Act to delay adoption of new or revised accounting standards with different effective dates for public and private companies until those standards would otherwise apply to private companies; and
•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain and incorporate by reference statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect on us. There can be no assurance that future developments will be in accordance with management's expectations, assumptions or beliefs, or that the effect of future developments on us will be those anticipated by management. Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution readers not to place undue reliance on these statements. Any forward-looking statement speaks only as of the date on which that statement is made. Vireo Growth assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

The factors that could cause actual results to differ materially from our expectations, assumptions and beliefs, include, but are not limited to, the risks described under “Risk Factors” and the following:

•	our ability to obtain and maintain regulatory approval of our existing products and any other products we may develop, and any related restrictions, limitations or warnings in the label of an approved product;

•	the rate and degree of market acceptance and future sales of our products;

•	the effect of competing technological and market developments;

•	the cost and delays in product development that may result from changes in regulatory oversight applicable to our products;

•	market disruptions, including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, adverse developments affecting the financial services industry, political and social crises, war and other military conflicts (such as the war in Ukraine) or other major events, or the prospect of these events (including their impact on consumer spending, and inflation);

•	our ability to demonstrate safety and effectiveness of our products;

•	our ability to successfully complete acquisitions;

•	our ability to integrate acquired companies and operations for new products;

•	the impact of any system failure, cybersecurity, or other data security breaches, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or company information that we or our third-party vendors may experience;

•	our ability to obtain additional capital, on acceptable terms or at all, required to implement our business plan;

•	our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our products;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and the duration of such protection;

•	the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims;

•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of third parties;

•	assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches;

•	our research and development plans;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to operate as a going concern;

•	our ability to attract and retain key scientific or management personnel;

•	evolving government regulation in the United States, and unfavorable changes or lack of commercial legalization could impact our ability to carry on our business as currently conducted and the potential expansion of our business;

•	our cultivation, manufacturing, production and processing facilities are integral to our business and adverse changes or developments affecting such facilities may have an adverse impact on our business and results of operations;

•	trends in the cannabis industry and our market size, including with respect to the potential total addressable market in the industry;

•	our ability to comply with the terms of our senior secured credit facility, including the restrictive provisions limiting our flexibility in operating our business and obtaining additional credit on commercially reasonable terms;

•	the results of our lawsuit filed in the Supreme Court of British Columbia against Verano Holdings Inc. arising out of their repudiation of the Arrangement Agreement (as defined herein); and

•	our ability to maintain proper and effective internal controls and procedures.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Item 1A. Risk Factors” in our most recently filed Annual Report on Form 10-K (the “Annual Report”) and in our other filings with the SEC. The risks described under the heading “Item 1A. Risk Factors” in our most recently filed Annual Report are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements.

SUMMARY

Background

Vireo Growth Inc. is a reporting issuer in Canada, with its securities listed for trading on the CSE under the symbol “VREO” and on the OTCQX under the symbol “VREOF”. Vireo Growth is a cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. The Company is evolving with the industry and is in the midst of a transformation to being significantly more customer-centric across its operations, which include cultivation, manufacturing, wholesale and retail business lines. With our core operations strategically located in four limited-license medical and adult-use markets, Vireo Growth cultivates and manufactures cannabis products in environmentally friendly greenhouses and other facilities and distributes these products through our growing network of Green Goods™ and other Vireo Growth branded retail dispensaries, as well as third-party dispensaries in the markets in which our subsidiaries hold operating licenses.

As of September 1, 2024, Vireo Growth has licenses and operates in three states, consisting of Maryland, Minnesota, and New York. Additionally, the Company has non-operating assets and liabilities in Nevada, Puerto Rico, and Massachusetts. As of September 1, 2024, we retail cannabis products in 14 dispensaries located in Maryland (2), Minnesota (8), and New York (4) and wholesales cannabis products, through third-party companies, in Maryland, Minnesota, and New York.

Our registered office is located at 1500 Royal Centre, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia V6E 4N7. Our head office is located at 207 South Ninth Street, Minneapolis, Minnesota 55402 and our telephone number is (612) 999-1606.

History of the Company

Our business was established in 2014 as Minnesota Medical Solutions, LLC, and we received our first license in December 2014. The Company was incorporated under the Business Corporations Act (Alberta) on November 23, 2004 under the name “Initial Capital Inc.” On May 8, 2007, the Company changed its name to “Digifonica International Inc.” following the completion of a qualifying transaction. On December 9, 2013, the Company continued into British Columbia under the name of “Dominion Energy Inc.”, subsequently changed its name to "Dynamic Oil & Gas Exploration Inc." on June 30, 2014, and to "Darien Business Development Corp." on March 13, 2017. On March 18, 2019, the Company changed its name to "Vireo Health International, Inc." following the completion of a reverse takeover transaction (the “RTO”) with Vireo Health, Inc. (“Vireo U.S.”).

Vireo U.S. had previously acquired all the equity of Minnesota Medical Solutions, LLC, and Empire State Health Solutions, LLC, in an equity interest swap transaction on January 1, 2018.

Pursuant to the RTO, on March 18, 2019, the Company acquired all the issued and outstanding shares of Vireo U.S. and, as a result, the former shareholders of Vireo U.S. acquired control of the Company, as they owned a majority of the outstanding shares of the Company, and continued on with our business.

On June 9, 2021, we changed our name to “Goodness Growth Holdings, Inc.” On June 25, 2024, we changed our name to “Vireo Growth Inc.”

Description of the Business

Overview of the Company

Vireo Growth is a United States-based multi-state cannabis company with significant operations in three core markets of Maryland, Minnesota, and New York. On April 1, 2024, the Company entered into a binding letter of intent (the “LOI”) whereby it agreed to structure a transaction to sell its assets and business operations in New York. Although binding on the parties to the LOI, there is no guarantee that the transaction contemplated by the LOI will be consummated. The foregoing description is qualified in its entirety by reference to the LOI, which is included as Exhibit 10.71 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and incorporated by reference herein. We are science-focused and dedicated to providing patients and adult-use customers with high quality cannabis-based products. We cultivate cannabis in environmentally friendly greenhouses, manufacture pharmaceutical-grade cannabis extracts, and sell our products at both Company-owned and third-party dispensaries to qualifying patients and adult-use customers. We currently serve thousands of customers each month.

In 2021, New York adopted legislation allowing adult-use cannabis and sales began in January, 2023. Maryland voters approved adult-use marijuana legalization in the fourth quarter of 2022, and adult-use sales began on July 1, 2023. On May 30, 2023, Minnesota Governor Tim Walz signed a bill to legalize marijuana into law. Adult-use sales are expected to commence in Minnesota in 2025. As of September 15, 2024, three of our markets are operational, 14 of our total retail dispensary licenses open for business.

Our principal locations and type of operation are listed below:

Location	Nature and Status of Operations	Opened or Acquired
Hurlock, Maryland	Fully operational processing facility	Opened in 2018
Baltimore, Maryland	Fully operational dispensary facility	Acquired in 2021
Frederick, Maryland	Fully operational dispensary facility	Opened in 2021
Massey, Maryland	Fully operational cultivation facility	Opened in 2021
Holland, Massachusetts	Cultivation land purchased; pre-development	Acquired in 2019
Elk River, Minnesota	Cultivation facility in development	Opened in 2024
Otsego, Minnesota	Fully operational cultivation and processing facility	Opened in 2015
Minneapolis, Minnesota	Fully operational dispensary facility	Opened in 2015
Bloomington, Minnesota	Fully operational dispensary facility	Opened in 2016
Moorhead, Minnesota	Fully operational dispensary facility	Opened in 2015
Rochester, Minnesota	Fully operational dispensary facility	Opened in 2015
Hermantown, Minnesota	Fully operational dispensary facility	Opened in 2020
Blaine, Minnesota	Fully operational dispensary facility	Opened in 2020
Burnsville, Minnesota	Fully operational dispensary facility	Opened in 2020
Woodbury, Minnesota	Fully operational dispensary facility	Opened in 2020
Johnstown, New York	Fully operational cultivation and processing facility	Opened in 2016
Colonie, New York	Fully operational dispensary facility	Opened in 2016
Elmhurst, New York	Fully operational dispensary facility	Opened in 2016
Johnson City, New York	Fully operational dispensary facility	Opened in 2016
White Plains, New York	Fully operational dispensary facility	Opened in 2016

Our mission is to provide patients and consumers with best-in-class cannabis products and expert advice, informed by medicine and science. We also are seeking to develop intellectual property that is complementary to our mission, including novel product formulations, novel delivery systems and harm-mitigation processes.

We have developed proprietary cannabis strains, cultivation methods, carbon dioxide extraction, ethanol extraction, and other processes related to the production, refinement, and packaging of cannabis products. We have documented the relevant processes in the form of standard operating procedures and work instructions, which are only shared with third parties when absolutely required and then only upon receipt of written non-disclosure agreements.

We have sought and continue to seek to protect our trademark and service mark rights. Because the cultivation, processing, possession, transport and sale of cannabis and cannabis-related products remain illegal under the Controlled Substances Act (as defined below) we are not able to fully protect our intellectual property at the federal level. As a result, we have sought and continue to seek federal registrations in limited classes of goods and services and have obtained several state registrations.

The Cannabis Industry and Business Lines of the Company

According to market research projections by cannabis researcher Brightfield Group, U.S. sales of legal cannabis are expected to reach over $50 billion by 2026.

As described further below, United States federal law now bifurcates the legality of “hemp” (defined as any part of the Cannabis sativa L plant, including any seeds, derivatives, extracts, cannabinoids, isomers, acids, salts and salts of isomers thereof, whether growing or not, with a tetrahydrocannabinol (“THC”) concentration of less than 0.3% on a dry weight basis) from “marihuana” (also commonly known as “marijuana”). For purposes of this filing, the term “cannabis” means “marihuana” as set forth in the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) and is used interchangeably with the term “marijuana.”

To date, in the United States, medical cannabis has been legalized in 40 states and the District of Columbia, while 24 states and the District of Columbia have approved cannabis for recreational use by adults (adult-use).

We strive to meet best-in-class health, safety and quality standards relating to the growth, production and sale of cannabis medicines, and products for consumers. Our offerings include cannabis flower, cannabis oil, cannabis topicals, orally ingestible tablets, capsules featuring cannabinoids, and vaporizer pens and cartridges.

We are a vertically integrated cannabis company that operates from “seed-to-sale.” We have three business lines:

i.	Cultivation: We grow cannabis in outdoor, indoor and greenhouse facilities. Our expertise in growing enables us to produce award-winning and proprietary strains in a cost-effective manner. We sell our products in company-owned or -managed dispensaries and to third parties where lawful.

ii.	Production: We convert cannabis biomass into formulated oil, using a variety of extraction techniques. We use some of this oil to produce consumer products such as vaporizer cartridges and edibles, and we sell some oil to third parties in jurisdictions where this practice is lawful.

iii.	Retail Dispensaries: We operate retail dispensaries that sell proprietary and, where lawful, third-party cannabis products to retail customers and patients.

Cultivation

We have rights to operate cultivation facilities in six states and Puerto Rico. Although pricing pressure for dried flower in several mature cannabis markets has led some operators to eschew cultivation, in certain markets the transition from medical-only to adult-use cannabis has increased wholesale market prices significantly. We believe that our cultivation operations provide certain other benefits, including:

i.	Low Cost: We continually seeks ways to optimize our growing processes and minimize expenses. By having control over our own cultivation, we can reduce input costs and maximize margins. We believe that production at scale is critical to drive down unit cost.

ii.	Product Availability: Control over our cultivation facilities allows us to monitor and update the product mix in our dispensaries to meet evolving demand, especially in the form of strain selection and diversity.

iii.	Quality Assurance: Quality and safety of cannabis products are critically important to our customers. Control over growing processes greatly reduces the risk of plant contamination or infestation. We believe that products with consistent quality can demand higher retail prices.

Our focuses on quality, potency, strain diversity and production at scale are important because we believe that the wholesale market for cannabis plant material will become increasingly price competitive over time. More companies are entering, and will likely continue to enter, this segment of the industry. We believe that manufacturers and retailers that source high-quality, low-cost plant material will have a significant advantage in the medium and long term.

Cultivation and Production Facilities

Except for our bifurcated cultivation-only and production-only facilities in Maryland, we operate combined cultivation and production facilities. Each cultivation and production facility focuses primarily on the development of cannabis products and dried cannabis plant material for medical and other consumer use, as well as the research and development of new strains of cannabis. At all our facilities, we focus on consumer safety and maintaining strict quality control. The methods used in our facilities result in several key benefits, including consistent production of high-quality product and the minimization of product recalls and complaints from patients and adult-use customers.

Our cultivation business line operates year-round. Operations and sales trends in select markets where we operate do follow seasonal trends with various times of the year providing an opportunity for outdoor cultivation, seasonal impacts on sales in summer and winter months in market in the southwest and northeast and promotional activity increases around specific industry and holiday events, including April 20, July 10 and Green Wednesday (the Wednesday before Thanksgiving).

We operate the following cultivation and production facilities as of the close of business on September 1, 2024:

Maryland:	•	We operate one cultivation facility of approximately 110,000 square feet and one production facility of approximately 30,000 square feet.
	•	In March 2021, we transferred the cultivation license from our formerly co-located cultivation and processing facility to another facility consisting of approximately 110,000 square feet of greenhouse space and associated land and buildings. The production operation remains at the original combined cultivation and processing facility.
	•	We have a number of customers; our results of operations and financial results in Maryland are not dependent upon sales to one or a few major customers.
Minnesota	•	Currently operate one cultivation and production facility of approximately 90,000 square feet.
	•	We have a large number of customers; our results of operations and financial results in Minnesota are not dependent upon sales to one or a few major customers.
New York	•	Currently operate one cultivation and production facility of approximately 60,000 square feet. An additional 120,000 square feet of cultivation and productions space is under construction, but operationalized for partial use.
	•	We purchase a modest portion of our manufactured products inventory from several other registered organizations.
	•	We have a large number of customers; our results of operations and financial results in New York are not dependent upon sales to one or a few major customers.

Manufacturing

We manufacture, assemble, and package cannabis finished goods across a variety of product segments:

i.	Inhalable: flower and trim, dabbable concentrates (e.g., Hash, Rosin, Temple Balls), distillate pre-filled vaporizer pens and cartridges, pre-rolls, distillate syringes.

ii.	Ingestible: edibles, tablets, softgels, oral solutions, oral spray, tinctures, lozenges.

iii.	Topicals: balms and topical bars.

We have wholesale operations in Maryland, Minnesota, and New York. Manufactured products are sold to third parties, where allowed, and are also distributed to Company-owned and operated retail dispensaries.

Supply Chain

We have vertically integrated in the markets in which we operate. In the normal course of our business, we purchase input materials and components that we utilize in the cultivation, processing, manufacture and distribution of our products. No individual supplier represents a significant portion of our purchases or represent a material risk to our operations.

Principal Products or Services

Our brands include:

•	Vireo Spectrum™ brand pre-filled distillate vaporizer pens and cartridges, syringes, bulk oil, softgels; tablets, oral solutions, oral spray, topical bars, and topical balms;

•	Vireo Selects™ brand distillate vaporizer pens and syringes;

•	1937™ brand distillate vaporizer pens and cartridges, flower and trim, and dabbable concentrates (e.g., Hash, Rosin, Temple Balls);

•	Boundary Waters™ pre-roll products, RSO Gummies, Half Gram Vapes;

•	Hi-Color™ edibles;

•	Kings and Queens™ concentrates, including live and cured resin badder, budder, sugar, and sauce; and Infused Pre-rolls and Live Resin Pre-filled Vaporizer Cartridges;

•	Simple™ brand distillate vaporizer cartridges and 14g/28g Flower;

•	Dr. Westwater™ Topical Balms;

•	Small A$$ Bud™ 14g flower;

•	Hi*AF™ distillate vaporizer disposable pens and pre-filled cartridges; and

•	Various other flower and trim brands.

The following table shows which principal manufactured products we currently sell at our dispensaries in our various markets:

Market	Principal Products
Maryland	1937 Vape Cartridges; Vireo Selects Vape Cartridges; 1937 Concentrates; 1937 Pre-Rolls; 1937 Pre-Pack Flower; 1937 Bulk Flower; 1937 Bulk Trim; Hi-Color™ edibles; Kings and Queens™ concentrates, infused pre-rolls, and vape cartridges; Small A$$ Buds bulk flower, Hi*AF™ distillate vaporizer disposable pens and pre-filled cartridges
Minnesota	Vireo Selects Vape Cartridges and Syringes, Vireo Spectrum Flower and Pre-Rolls, Boundary Waters Pre-Rolls, Vireo Spectrum Capsules; Vireo Spectrum Tincture; Vireo Spectrum Oral Solution; Vireo Spectrum Oral Spray; Vireo Spectrum Syringe/Bulk Oil; Vireo Spectrum Tablet; Vireo Spectrum Topical Balm; Vireo Spectrum Topical Bar, Simple Vape Cartridges and Bulk Flower, Dr. Westwater Topical Balms, Boundary Waters RSO Gummies, Boundary Waters Pre-Rolls, Boundary Waters Vapes
New York	Vireo Selects Vape Cartridges, Vireo Spectrum Vape Cartridges; Hi-Color™ edibles, Vireo Spectrum Syringes/Bulk Oil; Vireo Spectrum Softgel; Moonlight Softgel; Vireo Spectrum Oral Solution; Vireo Spectrum Oral Spray; Vireo Spectrum Balm; Vireo Spectrum Flower; Vireo Spectrum Pre-Rolls, Simple Vape Cartridges, Simple 14g/28g Small Bud Flower.

Retail Strategy

We have invested substantial resources in developing customer-friendly store designs and floorplans. In 2020, we began constructing new dispensaries using a new layout and color scheme tied to the Green Goods™ trademark and began converting existing dispensaries to this new theme.

Members of our management team have experience in real estate development, which has enabled us to secure premium locations for some of our dispensaries. Typically, we seek locations with high foot traffic and good visibility, close to densely populated residential areas. We also consider location, vehicular traffic, demographics, and competitor locations when selecting retail locations.

Principal Business Objectives

Our principal business objectives over the next 12-month period include achieving positive operating cash flow through cost discipline, operational excellence, and product quality; improving the quality and efficiency of flower production in Maryland and Minnesota; pursuing non-core asset divestitures; managing the balance sheet with capital partners to grow into being a strong credit.

Employees and Human Capital Resources

As of September 1, 2024, we had 520 employees, 419 of whom were full time employees. Certain of our employees in Maryland, Minnesota and New York are represented by local offices of the United Food and Commercial Workers International Union (“UFCW”). The collective bargaining agreements with the employees in these states expire as follows:

State	Agreement Expiration
Maryland	October 31, 2024
Minnesota	November 21, 2024
New York (Security)	January 31, 2024
New York (non-drivers)	October 31, 2024

Our collective bargaining agreements in New York are expired. Negotiations are in process, and a resolution is expected. We consider our relations with our employees, with UFCW and with Local 811 to be good overall.

Our human capital resources objectives include identifying, recruiting, retaining, incenting and integrating our existing and additional employees into our collaborative, results-focused culture. Our compensation program is designed to attract, motivate and retain highly qualified executives and employees. We are committed to a culture that values diversity, mutual respect, equity and collaboration that helps achieve our enterprise goals.

Research and Development

Our former research and development activities primarily focused on developing new, innovative, and patent-protectable products for the cannabis market. These efforts have focused on novel cannabinoid formulations as well as accessory products designed to improve the cannabis consumption experience. We also experimented with plant spacing and nutrient blends, cannabis variety trialing and improved pest management techniques. We also engaged in research and development activities focused on developing new extracted or infused products.

Patents and Trademarks

We hold two patents for “Tobacco Products with Cannabinoid Additives and Methods for Reducing the Harm Associated with Tobacco Use” (US Patents 10,369,178 and 10,702,565) and have a number of other patents pending with the United States Patent and Trademark Office (“USPTO”).

We have successfully registered the trademarks Vireo Health® and Green Goods® with the USPTO and have applied to register a number of other trademarks with the USPTO, including:

•	1937™
•	Terp Safe™
•	Amplifi™

Competitive Conditions and Position

Historically, Vireo U.S. won licenses in competitive, merit-based selection processes. We pursued opportunities in limited license markets with higher barriers to entry presenting an opportunity for higher returns or the development of strategic opportunities.

The industry is highly competitive with many operators, including large multi-state operators and smaller regional and local enterprises. We face competition from other companies that have greater resources, enhanced access to public equity and debt markets, superior cultivation and manufacturing capabilities, lower operating costs, better-located retail facilities, more experienced management, or that may be more mature as businesses. There are several multi-state operators that we compete directly with in some of our operating markets. Aside from current direct competition, other operators that are sufficiently capitalized to enter the Company’s markets through new licensure or acquisitive growth are also considered potential competitors. Similarly, if and to the extent we continue to enter new markets, we will encounter new direct competitors.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement or any free writing prospectus. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. These risks, both known or unknown, could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes, which may include, without limitation, reducing or refinancing indebtedness and making acquisitions or engaging in other business opportunities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Description of the Company’s Securities

The Company is authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares.

As of August 15, 2024, the issued and outstanding capital of the Company consisted of: (i) 200,361,069 Subordinate Voting Shares; (ii) 298,314 Multiple Voting Shares; and (iii) 0 Super Voting Shares (collectively, the “Company Shares”).

The total number of equity shares assuming all Multiple Voting Shares are converted into Subordinate Voting Shares would be 230,192,469.

Our Articles, which are attached to this registration statement, provide further information regarding our securities and qualify the summary under this Item 11 of this registration statement in its entirety.

Subordinate Voting Shares

Notice and Voting Rights. Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company. The majority of votes required to pass a special resolution at a meeting of holders of Subordinate Voting Shares is two-thirds of the votes cast on the resolution.

Dividend Rights. Holders of Subordinate Voting Shares are entitled to receive, as and when declared by the directors of the Company, dividends in cash or property of the Company. No dividend will be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Shares basis) on the Multiple Voting Shares and Super Voting Shares.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).

Conversion Rights. In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio (as defined below) then in effect at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer.

The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares under the offer, and for no other reason. In such event, the Company’s transfer agent for the Subordinate Voting Shares shall deposit under the offer the resulting Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being taken up and paid for, the Multiple Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of the Company or on the part of the holder, into Subordinate Voting Shares at the Conversion Ratio then in effect.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Redemption Rights. The Company is, subject to certain conditions, entitled to redeem Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares, as applicable, held by certain shareholders in order to permit the Company to comply with applicable licensing regulations. These redemption rights are applicable to each class of shares in the Company.

The purpose of the redemption right is to provide the Company with a means of protecting itself from having a shareholder (or a group of persons who the Board of Directors reasonably believes are acting jointly or in concert) (an “Unsuitable Person”) with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over), five percent (5%) or more of the issued and outstanding Company Shares (calculated on as-converted to Subordinate Voting Shares basis), who a governmental authority granting licenses to the Company (including to any subsidiary) has determined to be unsuitable to own shares, or whose ownership of Shares may result in the loss, suspension or revocation (or similar action) with respect to any licenses relating to the conduct of the Company’s business relating to the cultivation, processing and dispensing of cannabis and cannabis-derived products in the United States or in the Company being unable to obtain any new licenses in the normal course, including, but not limited to, as a result of such person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a governmental authority, as determined by the Board of Directors in its sole discretion after consultation with legal counsel and, if a license application has been filed, after consultation with the applicable governmental authority.

Pursuant to the Articles, the Company has a right, but not the obligation, at its option, to redeem Subordinate Voting Shares held by an Unsuitable Person at a redemption price per share, unless otherwise required by any governmental authority, equal to the Unsuitable Person Redemption Price (as defined below).

A redemption notice may be delivered by the Company to any Unsuitable Person setting forth: (i) the redemption date, (ii) the number of Shares to be redeemed, (iii) the formula pursuant to which the redemption price will be determined and the manner of payment therefor, (iv) the place where such Shares (or certificate thereto, as applicable) will be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, (v) a copy of the Valuation Opinion (as defined below) if the Company is no longer listed on the CSE or another recognized securities exchange, and (vi) any other requirement of surrender of the redeemed shares. The redemption notice will be sent to the Unsuitable Person not less than 30 trading days prior to the redemption date, except as otherwise provided below. The Company will send a written notice confirming the amount of the redemption price as soon as possible following the determination of such redemption price. The redemption notice may be conditional such that the Company need not redeem Shares on the redemption date if the Board of Directors determines, in its sole discretion, that such redemption is no longer advisable or necessary.

For purposes of the foregoing, “Unsuitable Person Redemption Price” means: (i) in the case of Subordinate Voting Shares, the volume-weighted average trading price of Subordinate Voting Shares during the five (5) trading day period immediately after the date of the redemption notice on the CSE or other national or regional securities exchange on which Subordinate Voting Shares are listed; (ii) in the case of Multiple Voting Shares or Super Voting Shares, the amount determined under (i) multiplied by the Conversion Ratio in effect at the time the redemption notice is delivered, or (iii) if no such quotations are available, the fair market value per share of such Subordinate Voting Shares and/or Multiple Voting Shares as set forth in a valuation and fairness opinion (the “Valuation Opinion”) from an investment banking firm of nationally recognized standing in Canada (qualified to perform such task and which is disinterested in the contemplated redemption and has not in the then past two years provided services for a fee to the Company or its affiliates) or a disinterested nationally recognized accounting firm.

The redemption date will be not less than 30 trading days from the date of the redemption notice unless a governmental authority requires that Shares be redeemed as of an earlier date, in which case the redemption date will be such earlier date, and if there is an outstanding redemption notice, the Company will issue an amended redemption notice reflecting the new redemption date forthwith.

From and after the date the redemption notice is delivered, an Unsuitable Person owning Shares called for redemption will cease to have any voting rights. From and after the redemption date, any and all rights of any nature which may be held by an Unsuitable Person with respect to such person’s Shares will cease and, thereafter, the Unsuitable Person will be entitled only to receive the redemption price, without interest, on the redemption date; provided, however, that if any such Shares come to be owned solely by persons other than an Unsuitable Person (such as by transfer of such Shares to a liquidating trust, subject to the approval of any applicable governmental authority), such persons may exercise voting rights of such Shares and the Board of Directors may determine, in its sole discretion, not to redeem such Shares.

Following redemption, the redeemed Shares will be cancelled.

The Company may fund the redemption price, which may be substantial in amount in certain circumstances, from its existing cash resources, the incurrence of indebtedness, the issuance of additional securities including debt securities, the issuance of a promissory note issued to the Unsuitable Person, any other means permitted by applicable law or a combination of the foregoing sources of funding. To the extent required by applicable laws, the Company may deduct and withhold any tax from the redemption price. To the extent any amounts are so withheld and are timely remitted to the applicable governmental authority, such amounts shall be treated for all purposes as having been paid to the person in respect of which such deduction and withholding was made.

A person (or group of persons acting jointly or in concert) will be prohibited from acquiring or disposing of five percent (5%) or more of the issued and outstanding shares of the Company (calculated on an as-converted to Subordinate Voting Share basis), directly or indirectly, in one or more transactions, without providing 15 days’ advance written notice to the Company by mail sent to the Company’s registered office to the attention of the corporate secretary. The foregoing restriction will not apply to the ownership, acquisition or disposition of shares as a result of: (i) a transfer of the Company Shares occurring by operation of law including, inter alia, the transfer of the Company Shares to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold the Company Shares for the purposes of distribution to the public or for the benefit of a third party, provided that such third party is in compliance with the foregoing restriction, or (iii) a conversion, exchange or exercise of securities of the Company, duly issued or granted by the Company, into or for Subordinate Voting Shares in accordance with their respective terms. If the Board reasonably believes that any such holder of the Company Shares may have failed to comply with the foregoing restrictions, the Company may apply to the Supreme Court of British Columbia, or such other court of competent jurisdiction, for an order directing that such shareholder disclose the number of the Company Shares held.

Multiple Voting Shares

Notice and Voting Rights. Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held).

Class Rights. As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares and Super Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Multiple Voting Shares. Consent of the holders of a majority of the outstanding Multiple Voting Shares and Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights discussed in this paragraph, each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held. Holders of Multiple Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company.

Dividend Rights. The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. The Multiple Voting Shares each have a restricted right to convert into 100 Subordinate Voting Shares (the “Conversion Ratio”), subject to customary adjustments for certain corporate changes. The ability to convert the Multiple Voting Shares is subject to a restriction that a holder of Multiple Voting Shares may not convert their shares if after giving effect to such conversion, the holder, together with the holder’s affiliates, would beneficially own in excess of 9.99% of the number of Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares issuable upon conversion of the Multiple Voting Shares subject to the conversion. Upon notice to the Company, a holder of Multiple Voting Shares may increase or decrease the foregoing limitation, provided the holder would not own in excess of 19.99% of the number of Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares upon conversion of Multiple Voting Shares subject to the conversion. Any increase in the limitation is not effective until the 61st day after the notice is delivered to the Company.

In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer.

The conversion right may be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason. In such event, the Company’s transfer agent shall deposit under the offer the resulting Subordinate Voting Shares on behalf of the holder. Should the Subordinate Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of the Company or on the part of the holder, into Multiple Voting Shares at the inverse of the Conversion Ratio then in effect.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Redemption Rights. The Company is, subject to certain conditions, entitled to redeem Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares, as applicable, held by certain shareholders in order to permit the Company to comply with applicable licensing regulations. These redemption rights are applicable to each class of shares in the Company. See “Subordinate Voting Shares – Redemption Rights”.

In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the Subordinate Voting Shares and/or Multiple Voting Shares.

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of our subordinate voting shares and/or other securities of the Company. Warrants may be issued independently or together with any of the other Securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the Securities offered by this prospectus. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The statements made in this section relating to the Warrants are summaries only. These summaries are not complete. When we issue Warrants, we will provide the specific terms of the Warrants in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the Warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the Warrants;

•	the aggregate number of the Warrants;

•	the price or prices at which the Warrants will be issued;

•	the designation, number and terms of the securities purchasable upon exercise of the Warrants;

•	the designation and terms of the other securities offered by this prospectus with which the Warrants are issued and the number of the Warrants issued with each security offered by this prospectus;

•	the date, if any, on and after which the Warrants and the related securities will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the Warrants may be purchased;

•	the date on which the right to exercise the Warrants will commence and the date on which that right will expire;

•	the minimum or maximum amount of the Warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of federal income tax considerations; and

•	any other material terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the warrants.

DESCRIPTION OF UNITS

We may issue Units consisting of two or more other constituent securities. These Units may be issuable, and for a specified period of time may be transferable, as a single security only, rather than as the separate constituent securities comprising such Units. The statements made in this section relating to the Units are summaries only. These summaries are not complete. When we issue Units, we will provide the specific terms of the Units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the Units in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of any series of Units;

•	identification and description of the separate constituent securities comprising the Units;

•	the price or prices at which the Units will be issued;

•	the date, if any, on and after which the constituent securities comprising the Units will be separately transferable;

•	information with respect to any book-entry procedures;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of federal income tax considerations; and

•	any other terms of the Units and their constituent securities.

In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the Units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with subordinate voting shares and/or other securities of the Company. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into by the Company and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a subordinate voting share and/or other securities of the Company, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Company or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of a transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other securities of the Company upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Holders of Subscription Receipts are not shareholders of the Company simply by virtue of holding a Subscription Receipt.

The particular terms and provisions of Subscription Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Subscription Receipts. The description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the various factors considered in determining the price of the Subscription Receipts;

•	provisions for changes to or adjustments in the price, if any;

•	the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive subordinate voting shares and/or other securities of the Company;

•	the number of subordinate voting shares and/or other securities of the Company that may be obtained upon exercise of each Subscription Receipt;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security;

•	the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon;

•	any material income tax consequences of owning, holding and disposing of the Subscription Receipts;

•	the amount of Subscription Receipts outstanding, if any;

•	any limitations on the right of non-resident or foreign owners to hold such Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on any securities exchange.

Subscription Receipts will be fully paid and non-assessable securities upon issuance. The Subscription Receipts of any series may be represented in whole or in part, by one or more global certificates. If the Subscription Receipts are represented by a global certificate, each global certificate will:

•	be registered in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement; and

•	be deposited in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the Securities from time to time pursuant to underwritten public offerings, “at-the-market offerings,” negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The Securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	in “at-the-market offerings” (as defined in Rule 415 under the Securities Act);
•	at negotiated prices; or
•	through any method permitted by applicable law and described in a prospectus supplement.

Each time that we sell Securities covered by this prospectus, the applicable prospectus supplement will describe the method of distribution and set forth the terms and conditions of the offering of such Securities, including the offering price of the Securities and the proceeds to us.

Offers to purchase the Securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Securities from time to time. Any agent involved in the offer or sale of our Securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the Securities being offered by this prospectus, the Securities will be sold to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the Securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Securities to the public. In connection with the sale of the Securities, we may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase Securities as a principal, and may then resell the Securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any subordinate voting shares will be quoted on the OTCQX and traded on the CSE, but any other Securities may or may not be listed on the CSE or quoted on the OTCQX.

To facilitate the offering of Securities, and to the extent permitted by and in accordance with Regulation M under the Exchange Act, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involve the sale by persons participating in the offering of more Securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters may engage in passive market making transactions in the Securities during the business day prior to the pricing of an offering, before the commencement of offers or sales of the Securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the Securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the Securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in “at-the-market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

In order to comply with the securities laws of some states, if applicable, our Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers.

No Securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

Canadian Securities Exemption

Vireo Growth Inc. is a company existing under the laws of the Province of British Columbia, Canada, is a "reporting issuer" (as such term is defined under applicable Canadian securities laws) in the Provinces of British Columbia, Ontario and Alberta, and, as such, the British Columbia Securities Commission is the principal regulator for the Company. Pursuant to an exemption available under BC Instrument 72-503 Distribution of Securities outside British Columbia, section 4, the prospectus requirement does not apply to a distribution of the Securities if all of the following conditions are met:

(a)	the distribution is made either

(i)	to a purchaser that is not resident in Canada, or
(ii)	on or through the facilities of an exchange or market outside Canada and the issuer or selling security holder has no reason to believe that the purchaser is resident in Canada;

(b)	we have either

(i)	filed a registration statement in accordance with U.S. federal securities laws registering the securities in connection with the distribution, and that registration statement has become effective, or
(ii)	filed a document similar to a final prospectus for which a receipt or similar acknowledgement of approval has been obtained in accordance with the securities laws of a foreign jurisdiction registering the securities in connection with the distribution or qualifying the securities for distribution; and

(c)	as a reporting issuer in British Columbia, we file with the British Columbia Securities Commission:

(i)	the document referred to in paragraph (b), as soon as practicable after it becomes effective or receives a receipt or similar acknowledgement of approval; and
(ii)	any supplement to the document referred to in paragraph (b), as soon as practicable after the supplement is filed in the foreign jurisdiction.

If the exemption cannot be relied upon to issue Securities in U.S. public offerings, we would be required to file a prospectus in accordance with all applicable Canadian securities laws with the British Columbia Securities Commission to distribute the Securities in U.S. public offerings.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters with respect to the validity of the offered Securities under Canadian law will be passed upon for Vireo Growth by Sangra Moller LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated balance sheets of Vireo Growth Inc. as of December 31, 2023 and 2022, and the related consolidated statements of net loss and comprehensive loss, stockholders’ equity (deficiency), and cash flows for the years ended December 31, 2023 and 2022, and the related notes have been incorporated by reference herein and in the registration statement in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. We maintain a web site at www.vireogrowth.com. The information on our web site is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we have filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any document are not necessarily complete. If a document has been filed as an exhibit to the registration statement, we refer you to the copies of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to separate documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including information furnished under Items 2.02 and 7.01 of Form 8-K and certain exhibits furnished pursuant to Item 9.01 of Form 8-K):

1.	Annual Report on Form 10-K for the year ended December 31, 2023, as amended;

2.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024;

3.	Current Reports on Form 8-K filed with the SEC on January 9, 2024, April 5, 2024, April 17, 2024, May 6, 2024, June 6, 2024, June 20, 2024, June 24, 2024, July 1, 2024, August 6, 2024, and October 15, 2024; and

4.	Description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2020.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Vireo Growth Inc.
207 South 9th Street
Minneapolis, Minnesota 55402
Attention: Corporate Secretary
(612) 999-1606

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. As a result, it may be difficult for investors to effect service of process within the United States upon us or to enforce against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of securities will be borne by the registrant. The following table sets forth an estimate of the expenses payable in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the expenses will be borne by us. The following expenses, with the exception of the SEC Registration Fee are estimates:

SEC Registration Fee	$22,140
Printing and Engraving Expenses	$(1)
Transfer agent fees	$(1)
Accounting Fees and Expenses	$(1)
Blue Sky Fees and Expenses	$(1)
Legal Fees and Expenses	$(1)
Miscellaneous Expenses	$(1)
Total	$(1)

(1)	These fees are calculated based on the amount of securities offered and/or the number of offerings and accordingly are not presently known and cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregated amount of expenses payable with respect to any offering of securities.

Item 15. Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia), the Company may indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted as a director or officer of an affiliate of the Company, or at the Company's request as a director or officer, or an individual acting in a similar capacity, of another corporation or other legal entity (each of the foregoing, an “individual”), against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Company or such other corporation or legal entity; and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Company may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Company may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the Business Corporations Act (British Columbia), an individual described above is entitled to indemnification from the Company in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Company or an individual described above, the Supreme Court of British Columbia may order the Company to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

The Articles of the Company provide that, subject to the limitations contained in the Business Corporations Act (British Columbia), the Company must indemnify a person named above in accordance with the foregoing for where such person is or may be liable by reason of such person being or having been a director, officer or holding or having held a position equivalent thereto.

The Company maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers.

The Company has entered, and may from time to time enter, into indemnification agreements for the benefit of its directors and officers providing for their indemnification as permitted under the Business Corporations Act (British Columbia) and the Articles.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act to any purchaser,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Document Description

1.1	Form of Underwriting Agreement.*

3.1	Articles of Goodness Growth Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2023).

3.2	Certificate of Name Change, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed June 9, 2021)

3.3	Notice of Articles, dated June 9, 2021 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed June 9, 2021)

4.1	Form of Warrant Agreement.*

4.2	Form of Unit Agreement Agreement.*

4.3	Form of Subscription Receipts Agreement.*

5.1	Opinion of Sangra Moller LLP.***

23.1	Consent of Davidson & Company LLP.**

23.2	Consent of Sangra Moller LLP (included in Exhibit 5.1).***

24.1	Power of Attorney (included on signature page).***

107	Filing Fees Exhibit.***

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Filed herewith.
***	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the date indicated below.

VIREO GROWTH INC.

October 16, 2024	By:	/s/ Amber Shimpa
Amber Shimpa
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on October 16, 2024.

Name and Signature	Title

/s/ Amber Shimpa	Chief Executive Officer
Amber Shimpa	(principal executive officer )

/s/ Joseph Duxbury	Interim Chief Financial Officer
Joseph Duxbury	(principal financial officer and principal accounting officer)

*
Ross M. Hussey	Director

*
Victor Mancebo	Director

*
Judd T. Nordquist	Director

*
Kyle E. Kingsley	Executive Chairman and Director

*The undersigned, by signing her name hereto, signs and executes this Amendment to the Registration Statement pursuant to the Powers of Attorney executed by the above-named persons and previously filed with the Securities and Exchange Commission on September 24, 2024.

/s/ Amber Shimpa
Amber Shimpa
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment to the Registration Statement, solely in its capacity as duly authorized representative of Vireo Growth Inc. in the United States, on October 16, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director